UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.

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[The following letter will be mailed to certain beneficial holders of FirstEnergy Corp.’s common stock.]

76 South Main Street
Akron, Ohio 44308
Donald T. Misheff
Independent Chairman of the Board
May 8, 2019

[Dear Shareholder:]

[Company Name]

[Address]

[Address]

Over the past year, the Company took the necessary steps to complete its transition into a fully regulated utility. As a result, FirstEnergy entered 2019 with stronger credit ratings, a lower cost structure, a support organization that is aligned with its regulated business needs, and a solid platform for sustained growth. As a capstone to this transformation, your Board approved a new dividend policy that reflects our confidence in the Company’s long-term strategies.

We appreciate your confidence as we completed this transition. Your Board will continue to represent your interests as FirstEnergy works to build a brighter future for all of its stakeholders.

We also want to ensure that you have the information you need about the important issues that will come before investors at the Annual Meeting of Shareholders. A full explanation of our position on each of these items is available in the proxy statement for the Annual Meeting of Shareholders which can be found at www.firstenergycorp.com/financialreports.

Your Board of Directors recommends voting “FOR” the election of the nominees in Item 1 and the proposals in Items 2 through 6.

•	Elect the 11 nominees named in the proxy statement to the Board of Directors (Item 1)
•	Ratify the appointment of our independent registered public accounting firm for 2019 (Item 2)
•	Approve, on an advisory basis, named executive officer (NEO) compensation, also known as “Say-on-Pay” (Item 3)
•

Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold (Item 4)

•	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections (Item 5)
•	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access (Item 6)

This is the fourth time in recent years your Board is attempting to secure shareholder support on the subjects of simple majority vote and proxy access, and the third time in recent years for the proposal related to a majority vote in uncontested director elections. As noted in each proposal, approval requires the affirmative vote of at least 80% of the voting power (outstanding) of the Company and your Board cannot unilaterally adopt the proposals because a shareholder vote is necessary under the Company’s governing documents.

In addition, your Board of Directors also recommends that you vote “AGAINST” the shareholder proposal in Item 7.

Corporate Governance

The Company is committed to strong corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

•	Separate independent Board Chairman and Chief Executive Officer (CEO).
•	All directors are independent, other than the CEO, and are elected annually.
•	Board committees are comprised entirely of independent directors.
•	Our Director Resignation Policy requires any director nominee in an uncontested director election who receives a majority withheld votes to tender his or her resignation.
•	Diversity is reflected in our Board composition, with 54% of our nominees joining your Board since the beginning of 2014, and including 36% diverse nominees overall, three of whom are female nominees.
•

The Corporate Governance Committee and Board engage in rigorous director succession planning and is committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen.

•	Your Board has set a goal that it will be composed of at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future.
•	Mandatory director retirement age of 72 pursuant to our Corporate Governance Policies.
•	Robust annual evaluation process: full Board evaluation including third-party interviews, Board committee evaluations and individual director evaluations.
•	Ongoing active shareholder engagement and outreach.

Additional information regarding key facts about your Board and our corporate governance practices can be found in our proxy statement in the Proxy Statement Summary on page iii and the Corporate Governance and Board of Directors Information section beginning on page 1.

Named Executive Officer Compensation

Your Board seeks your support to vote “FOR” Item 3, our “Say-on-Pay” advisory vote on NEO compensation. After robust benchmarking and shareholder outreach, the Compensation Committee and your Board approved a number of key changes effective in 2018 and maintained the same general structure and design for 2019, to continue better alignment of executive pay with shareholder interests, including:

•

Froze base salaries and target opportunity levels as a percent of base salary, in the aggregate, for short-term and long-term incentive compensation for Section 16 Insiders (excluding promotions) in both 2017 and 2018.

•

The CEO voluntarily reduced his Short-Term Incentive Program (FE STIP) and Long-Term Incentive Program (FE LTIP) target opportunities in 2017 to the levels established in 2015, which continued for 2018 and 2019 compensation. There have been no changes to CEO base salary since 2016.

•	Further linked our compensation programs to key drivers of shareholder value.
•	Re-designed the FE LTIP beginning in 2018, as follows:
o	Added a relative Total Shareholder Return (TSR) modifier and a TSR cap;
o	Moved from setting goals annually to establishing 3-year performance goals; and
o	Continued a focus on 100% performance-based long-term incentives.
•	Eliminated the last overlapping metric in FE STIP and FE LTIP in 2018 – safety – although it remains a key focus in the FE STIP.
•	Maintained additional stretch-level performance measure through our rigorous goal setting process.
•	Maintained current payout caps on FE STIP of 150% of target and FE LTIP at 200% of target.
•	Added an absolute TSR modifier and cap for outstanding 2016-2018 and 2017-2019 LTIP grants for key executives to better align pay and performance.

In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis for a more detailed discussion of our executive compensation programs and practices, beginning on page 36 of the proxy statement. Your Board of Directors strongly believes that these changes, in conjunction with continued shareholder outreach, are in the best interests of shareholders and I urge you to vote “FOR” our “Say-on-Pay” advisory vote on NEO compensation (Item 3).

Please vote today — your vote is important.  Thank you for your ongoing support of FirstEnergy.

      Sincerely,

Donald T. Misheff

Forward-Looking Statements: This letter includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Unless the context requires otherwise, as used herein, references to “we,” “us,” “our,” and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit from commodity-based generation, including, without limitation, mitigating exposure for remedial activities associated with formerly owned generation assets; the risks associated with the Chapter 11 bankruptcy proceedings involving FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating Company (FENOC) (FES Bankruptcy) that could adversely affect us, our liquidity or results of operations, including, without limitation, that conditions to the FES Bankruptcy settlement agreement may not be met or that the FES Bankruptcy settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES or FENOC or their creditors; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs through FE Tomorrow, which is the FirstEnergy initiative launched in late 2016 to identify our optimal organization structure and properly align corporate costs and systems to efficiently support FirstEnergy as a fully regulated company going forward, and other initiatives, and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments at the federal and state levels, including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers' demand for power, including, but not limited to, the impact of state and federal energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes to federal and state environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the decommissioning of our retired and former nuclear facilities; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on FirstEnergy’s common stock, and thereby on FirstEnergy’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.